Exhibit 99

KonaTel Reports Fiscal Year 2022 Results

Delivers 56% Increase in Revenue; Increases Investment in Customer Growth

DALLAS--KonaTel, Inc. (OTCMKTS: KTEL) (www.konatel.com), a voice and data communications holding company, today announced financial results for the twelve-month period ended December 31, 2022.

Full Fiscal Year 2022 Financial Highlights

•	Revenues of $20.0 million, up 56.0% compared to the year ended December 31, 2021, due to the Company’s planned expansion within its Mobile Services segment, distributing cellular and mobile data service to low-income consumers.
•	Gross profit of $5.0 million, down 12.9% compared to the year ended December 31, 2021, reflecting the Company’s continued up-front investment in aggressive new customer acquisition within its Mobile Services segment.
•	GAAP net loss of $(3.0) million, or $(0.07) per diluted share, compared to GAAP net income of $623,000, or $0.01 per diluted share, in the year ended December 31, 2021.
•	Non-GAAP net loss of $(1.8) million, or $(0.04) per diluted share, compared to non-GAAP net income of $2.1 million, or $0.05 per diluted share, in the year ended December 31, 2021.
•	Cash and cash equivalents of $2.1 million, an increase of 120.4% compared to December 31, 2021.

Fourth Quarter 2022 Financial Highlights

•	Revenue of $4.8 million, up 22.4% compared to the fourth quarter last year.
•	GAAP net loss of $(84,000), or $(0.00) per diluted share, compared to net income of $195,000, or $0.00 per diluted share, in the fourth quarter last year.
•	Non-GAAP net income of $237,000, or $0.01 per diluted share, compared to non-GAAP net income of $635,000, or $0.02 per diluted share, in the fourth quarter last year.

Business Highlights 2022

•	As part of the Company’s goal to pursue value added markets that foster improved customer loyalty and reduced turnover, the Company’s wholly owned subsidiary, Infiniti Mobile, entered into a national partnership with Equiva Health in August 2022, a digital patient engagement and health relationship management provider assisting hospitals, nursing homes, insurers and other healthcare organizations in advancing enrollment in the Affordable Connectivity Program (ACP).
•	The Company’s wholly owned subsidiary, Apeiron Systems, closed a three-year extended agreement with one of its largest cloud services customers providing communications services to U.S. prisons. The minimum value of the contract is $7.2 million over the term, which was a 75% increase compared to the previous agreement.
•	Secured $3.15 million in capital financing to accelerate growth within the Company’s mobile services business.
•	Increased the number of distribution partners and channels and nearly tripled the Company’s mobile service subscriber base.
•	Added new equipment and service suppliers, providing the Company with increased leverage to secure improved purchase terms and improve its use of working capital.

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•	Created a US-based national customer service center and a popular customer retention rewards program to improve customer satisfaction and loyalty, both of which have been extremely well received.
•	Expanded the management team with the appointments of Chuck Griffin as President/COO of KonaTel, Jason Welch as President of Infiniti Mobile and Todd Murcer as Executive Vice President of Finance for KonaTel.
•	Expanded our Lifeline state licensing (New York), ACP state licensing (Alaska and Hawaii) and intrastate coverage under the Company’s FCC ETC designation, which provides additive reimbursement rates and enhances the value of the Company’s ETC license.
•	Shifted distribution to higher profit markets in Q4, increasing Average Revenue Per User (“ARPU”).
•	Recorded net operating income of $301,000 in Q4.

“We delivered $20 million in revenue in 2022, a 56% increase over last year and invested in key business areas and partnerships that we believe will further drive customer growth and future profitability,” stated KonaTel Chairman and CEO Sean McEwen. “Contrary to other market segments, our business model continues to provide investors with a strong defensive moat against recessionary headwinds, as demand for our government subsidized services typically increases during worsening economic conditions.”

McEwen continued, “We remain committed to growth, but more importantly, growth at a pace that is manageable and sustainable for the long-term. Investment in customer acquisition is a strong lever for growing our business and by using a stair-step approach to investing we are able to control growth and effectively manage our capital resources. This is highly evident in our fourth quarter results as we slowed investment to deliver positive operating income.”

McEwen closed, “We intend to resume aggressive growth in 2023, commensurate with the expanded infrastructure (personnel, distribution, and systems) we created in 2022. We are laser focused on creating shareholder value, strengthening our competitive position and identifying niche markets and strategies to promote customer loyalty, such as our partnership with Equiva, while we build a stable, scalable and profitable enterprise.”

About KonaTel

KonaTel provides a variety of retail and wholesale telecommunications services including mobile voice/text/data service supported by national U.S. mobile networks, mobile numbers, SMS/MMS services, IoT mobile data service, and a range of hosted cloud services. KonaTel’s subsidiary, Apeiron Systems (www.apeiron.io), is a global cloud communications service provider employing a dynamic “as a service” (CPaaS/UCaaS/CCaaS/PaaS) platform. Apeiron provides voice, messaging, SD-WAN, and platform services using its national cloud network. All Apeiron’s services can be accessed through legacy interfaces and rich communications APIs. KonaTel’s other subsidiary, Infiniti Mobile (www.infinitimobile.com), is an FCC authorized national wireless ACP and Lifeline carrier with an FCC approved wireless Lifeline Compliance Plan, licensed to provide government subsidized cellular service to low-income American families across ten states. KonaTel is headquartered in Plano, Texas.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of the disclosures contained in the filings of KonaTel and its “forward-looking statements” in such filings that are contained in the EDGAR Archives of the SEC at www.sec.gov.

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Contacts

D. Sean McEwen
(214) 323-8410
inquiries@konatel.com

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KonaTel, Inc.

Consolidated Balance Sheet

	Years Ended December 31,
	2022	2021
Assets
Current Assets
Cash and Cash Equivalents	$2,055,634	$932,785
Accounts Receivable, net	1,510,118	1,274,687
Inventory, Net	526,337	566,839
Prepaid Expenses	61,241	79,467
Other Current Asset	164	164
Total Current Assets	4,153,494	2,853,942

Property and Equipment, Net	36,536	48,887

Other Assets
Intangible Assets, Net	1,187,937	807,775
Other Assets	73,883	154,297
Investments	—	10,000
Total Other Assets	1,261,820	972,072
Total Assets	$5,451,850	$3,874,901

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable and Accrued Expenses	$1,348,931	$930,449
Loans Payable, net of loan fees	3,070,947	—
Right of Use Operating Lease Obligation - current	118,382	50,672
Total Current Liabilities	4,538,260	981,121

Long Term Liabilities
Right of Use Operating Lease Obligation - long term	458,227	136,445
Note Payable - long term	—	150,000
Total Long Term Liabilities	458,227	286,445
Total Liabilities	4,996,487	1,267,566
Commitments and contingencies
Stockholders' Equity
Common stock, $.001 par value, 50,000,000 shares authorized, 42,240,406 outstanding and issued at December 31, 2022 and 41,615,406 outstanding and issued at December 31, 2021	42,240	41,615
Additional Paid In Capital	8,710,987	7,911,224
Accumulated Deficit	(8,297,864)	(5,345,504)
Total Stockholders' Equity	455,363	2,607,335
Total Liabilities and Stockholders' Equity	$5,451,850	$3,874,901

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KonaTel, Inc.

Consolidated Statement of Operations

	Years Ended December 31,
	2022	2021
Revenue	$20,023,340	$12,834,844
Cost of Revenue	15,033,733	7,105,464
Gross Profit	4,989,607	5,729,380

Operating Expenses
Payroll and Related Expenses	4,974,989	2,702,495
Operating and Maintenance	8,129	1,887
Bad Debt	29,133	31,318
Professional and Other Expenses	1,509,269	697,594
Utilities and Facilities	206,380	146,254
Depreciation and Amortization	12,352	833,016
General and Administrative	300,042	156,386
Marketing and Advertising	106,402	90,635
Application Development Costs	146,400	266,191
Taxes and Insurance	251,196	165,257
Total Operating Expenses	7,544,292	5,091,033

Operating Income/(Loss)	(2,554,685)	638,347

Other Income and Expense
Interest Expense	(399,031)	(15,361)
Other Income/(Expense), net	1,356	—
Total Other Income and Expenses	(397,675)	(15,361)

Net Income (Loss)	$(2,952,360)	$622,986

Earnings (Loss) per Share
Basic	$(0.07)	$0.02
Diluted	$(0.07)	$0.01
Weighted Average Outstanding Shares
Basic	41,863,283	40,909,085
Diluted	41,863,283	42,891,011

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